UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2025

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(303) 846-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher Meyer as Interim Chief Financial Officer

On November 27, 2025, Red Robin Gourmet Burgers, Inc. (the “Company”) appointed Christopher Meyer to serve as the Company’s interim Chief Financial Officer, effective December 1, 2025. Mr. Meyer will serve as the Company’s principal financial officer and principal accounting officer, replacing Todd Wilson in both roles in connection with Mr. Wilson’s previously announced departure, effective December 12, 2025, and until one or more successors is appointed for each respective role.

Mr. Meyer previously served in roles of increasing responsibility at Bloomin’ Brands, Inc., one of the world’s largest casual dining companies, including most recently as Executive Vice President, Chief Financial Officer from April 2019 until April 2024, as Group Vice President, Finance, Treasury and Accounting from November 2017 to April 2019, and as Group Vice President, Financial Planning & Analysis and Investor Relations from September 2014 to November 2017.

There are no arrangements or understandings between Mr. Meyer and any other persons pursuant to which he was appointed as interim Chief Financial Officer, and no family relationships among any of the Company’s directors or executive officers and Mr. Meyer. Additionally, Mr. Meyer has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In connection with Mr. Meyer’s appointment, Mr. Meyer and the Company entered into an independent contractor agreement, dated November 28, 2025 (the “Agreement”), pursuant to which Mr. Meyer will serve as interim Chief Financial Officer. The Agreement is effective December 1, 2025 and expires May 31, 2026 unless earlier terminated or extended in accordance with the Agreement. Pursuant to the Agreement, Mr. Meyer will be compensated at a rate of $20,000 per week, subject to proration for partial weekly periods, and will be reimbursed for reasonable airfare, travel and accommodation expenses consistent with the Company’s travel policy. As an independent contractor, Mr. Meyer will not be eligible to participate in any of the Company’s employee benefit plans. Mr. Meyer will be subject to customary confidentiality, indemnification and intellectual property assignment obligations. The foregoing summary does not purport to be a complete description and is qualified in its entirety by the Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Independent Contractor Agreement, by and between Red Robin Gourmet Burgers, Inc. and Christopher Meyer, effective November 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Sarah A. Mussetter
Name:	Sarah A. Mussetter
Title:	Chief Legal Officer